Exhibit 32
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                                 CERTIFICATIONS

In connection with the Report of International Commercial Television Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kelvin Claney, President and Chief Executive Officer of the Company, and Karl Redekopp, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

          Date:  May  15,  2007

                               Signed:  /s/  Kelvin  Claney
                                        ----------------------------------------
                                        President  and  Chief  Executive Officer

                               Signed:  /s/  Karl  Redekopp
                                        ----------------------------------------
                                        Chief  Financial  Officer